UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2012

Fidus Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1603 Orrington Avenue, Suite 820, Evanston, Illinois		60201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-859-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated November 12, 2012, Charles G. Phillips resigned as director of Fidus Investment Corporation, a Maryland corporation (the “Company”), and as a member of the Company’s Audit Committee and the Nominating and Corporate Governance Committee, effective as of November 12, 2012. Mr. Phillips informed the Company’s Board of Directors (“Board”) that his resignation was for personal reasons and was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. The Company thanks Mr. Phillips for his service to the Company and wishes him well.

On November 13, 2012, the Board elected John A. Mazzarino as an independent director, effective November 13, 2012, to fill the vacancy created by Mr. Phillips’ departure. Mr. Mazzarino will serve until the 2013 annual meeting of the stockholders of the Company. Mr. Mazzarino was also elected to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee. There were no arrangements or understandings between Mr. Mazzarino and any other persons pursuant to which he was selected as a director. In addition, Mr. Mazzarino is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mazzarino will receive the same level of benefits, including compensation, as those provided to the other independent directors, as described under the heading “2011 Director Compensation Table” in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission (“SEC”) on April 27, 2012.

Mr. Mazzarino is a Co-Founder and Managing Director of Cherokee Investment Partners, a private equity real estate investment management firm focused on the acquisition, remediation, management and development of brownfields in North America and Europe. Prior to co-founding Cherokee’s predecessor firm in 1988, Mr. Mazzarino was a manager at Bain & Company from 1982 to 1988, where he specialized in mergers and acquisitions and corporate strategy. From 1977 to 1982 he worked at Peat, Marwick, Mitchell & Co., consulting on policy issues with the Environmental Protection Agency, the Department of Housing and Urban Development, the Department of Energy and other federal agencies. Mr. Mazzarino currently serves as a member of the board of advisors of the MIT Sloan School Finance Group and is a director of Cherokee Gives Back, Cherokee’s philanthropic arm. In addition, Mr. Mazzarino is a member of two other private and not-for-profit company boards. Mr. Mazzarino will bring to the Company’s Board extensive experience in the investing and capital management industry, as well as merger and acquisition and corporate strategy expertise.

In connection with Mr. Mazzarino’s election to the Board, the Company and Mr. Mazzarino will enter into an Indemnification Agreement (the “Indemnification Agreement”). The Indemnification Agreement provides the Company’s directors the maximum indemnification permitted under Maryland law and the 1940 Act. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit (k)(3) to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form N-2 (File No. 333-17255) filed on June 10, 2011, and which exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 13, 2012 of the Company

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidus Investment Corporation

November 13, 2012	By:	/s/ Cary L. Schaefer

Name: Cary L. Schaefer
Title: Chief Financial Officer, Chief Compliance Officer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 13, 2012 of the Company